UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  March 21, 2011

KBW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)

Registrant’s telephone number, including area code:  (212) 887-7777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 21, 2011, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of KBW, Inc., a Delaware corporation (the “Company”) approved certain actions affecting compensation for each of the named executive officers and principal financial officer of the Company (collectively, the “Named Executive Officers”).

Long Term Incentive Awards to Messrs. Duffy, Michaud and Senchak

The Compensation Committee approved the grant of long term incentive awards under the KBW, Inc. 2009 Incentive Compensation Plan (the “2009 Incentive Plan”) in the form of performance equity awards (each, a “Performance Equity Award”) to each of John G. Duffy, Chairman and Chief Executive Officer, Thomas B. Michaud, Vice Chairman and Chief Operating Officer and Andrew M. Senchak, Vice Chairman and President (each, a “Recipient”). In the event the performance goals associated with the Performance Equity Awards are achieved, the Recipients will become entitled to award payments, as described further below, in 2014.

In granting the Performance Equity Awards, the Compensation Committee has instituted a clawback provision, creating at-risk performance units tied to three-year performance for the top three officers of the Company, as described further below.  The Performance Equity Awards will settle in shares of Common Stock (as defined below) and tie a significant portion of compensation of these Recipients to the long term performance of the Company and its share price, further linking the compensation of these executives to the interests of shareholders.

The terms of each Performance Equity Award are set forth in a related award agreement entered into by and between KBW, Inc. and each Recipient (each, an “Award Agreement”).

The Performance Equity Awards are to be settled in shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). Each Performance Equity Award represents a contingent and unsecured promise to pay the award recipient one share of Common Stock, based upon the achievement of certain levels of “Return on KBW Average Equity” (as defined below) over a three year performance period encompassing the fiscal years 2011 through 2013 (the “Performance Period”). The number of shares of Common Stock which would be received by each Recipient upon settlement for Performance Equity Awards earned during the Performance Period is determined, following the Performance Period, as a percentage of the 40,080 shares a Recipient would receive upon achievement of the “Target” performance, as described below.

In granting the Performance Equity Awards, the Compensation Committee established Threshold, Target and Maximum performance levels of Return on KBW Average Equity for the Performance Period of 5%, 10% and 12.5%, respectively. If the actual Return on KBW Average Equity for the Performance Period is between Threshold and Target or between Target and Maximum, the percentage of Performance Equity Awards earned between 20% and 100% or between 100% and 200%, respectively, will be determined by linear interpolation (subject to any adjustment otherwise permitted)

The percentage of the Performance Equity Award earned for the Performance Period is determined in accordance with the following schedule:

Actual Performance Period	Percentage of
Return on KBW Average Equity	Performance Equity Awards Earned
Maximum or above	200%
Target	100%
Threshold	20%
Below Threshold	0%

Shares of Common Stock, if any, issued in connection with the Performance Equity Awards would be expected to be issued on or about March 15, 2014. With respect to each share of Common Stock so issued, the Company will also generally be obligated to pay an amount equal to the aggregate amount of any cash dividends declared and paid on shares of Company Common Stock during the Performance Period. The award recipient will be obligated to repay all or a portion of shares issued to him, plus any dividend equivalents paid, in the event of certain accounting restatements.

During the Performance Period, any ordinary cash dividends paid with respect to shares of Common Stock will not be paid on such shares which may be subject to issuance upon determination of achievement of the applicable performance level.  At the time of settlement of any earned Performance Equity Awards, KBW will be obligated to pay a cash amount equal to the aggregate amount of any such cash dividends declared and paid during the Performance Period, but solely with respect to shares actually issued pursuant to the Award Agreement, net of any applicable taxes.

In the event the Company is required to prepare an accounting restatement due to the Company’s material noncompliance (as determined by the Company) with any financial reporting requirement under the federal securities laws, then to the extent the Compensation Committee reasonably determines that the performance certified by the Compensation Committee, and any payment made with respect to the Award Agreement (in shares of Common Stock or cash in lieu thereof), was based on such materially noncompliant financial statements, the Recipient will be obligated to repay to the Company:

(i) the number of shares that were delivered upon settlement of Performance Equity Awards, less the number of shares that would have been delivered had the financial accounting statements been as presented in the accounting restatement (such number of shares or cash amount determined in each case by the Committee and before satisfaction of tax or other withholding obligations) (the “Clawback Amount”); provided, however , that to the extent that any of the shares included in the Clawback Amount have been transferred, the Recipient shall repay to the Company an amount equal to the number of such shares so transferred multiplied by the fair market value at the end of the Performance Period; plus

(ii) any dividend equivalents that were paid in respect of shares that are the subject of the clawback.

Notwithstanding anything to the contrary, the Board shall have the right to unilaterally amend the clawback provisions of the Award Agreements to the extent deemed necessary or appropriate to reflect the regulations to be adopted by the Securities and Exchange Commission (the “SEC”) under Section 10D(b)(2) of the Securities and Exchange Act of 1934, as amended, any rules or standards adopted by a national securities exchange, any related guidance from a governmental agency which has jurisdiction over the administration of such provision, any judicial interpretation of such provision and any changes in applicable law.

“Return on KBW Average Equity” is defined as the average of the “Net Income From Operations” divided by “Average Stockholders’ Equity” for each of the fiscal years ended December 31 during the Performance Period.  By way of example only, if the results of dividing Net Income From Operations by

Average Stockholders Equity in each of the years 2011, 2012 and 2013, were 11%, 9% and 10.5%, the Return on KBW Average Equity would be 10.17%.

 “Net Income From Operations” is defined to be the “Net Income” for each year included in the Performance Period, as reported in the consolidated financial statements of the Company prepared in conformity with GAAP, as applied to SEC registrants (or any other governing accounting standards as may from time to time in the future be applicable for SEC registrants),  as determined by the Compensation Committee in accordance with the Award Agreement to eliminate, on an after-tax basis, the impact of any of the following where such impact occurs during the Performance Period and is specifically set forth in such detail as to identify a change in a quantifiable manner in a required public filing with the SEC prior to the determination of the percentage of Performance Equity Awards earned for the Performance Period:

•	extraordinary items (as such term is used under GAAP);
•	items resulting from a change in tax law;
•	cumulative effect of changes in accounting principles (reported in accordance with GAAP)
•	any quantifiable Non-GAAP (or other applicable accounting standard) adjustment to Net Income.

The Compensation Committee may also take into account other adjustments (for example, extraordinary adjustments or unforeseen adjustments) but only if the effect of such adjustment or adjustments would be to reduce the calculated potential Performance Equity Award payout amounts.

“Average Stockholders’ Equity” is defined to be the quarterly average for each year included in the Performance Period of the “Total Stockholders’ Equity” attributable to Common Stock, but excluding any equity amounts attributable to preferred stock or other securities, using quarter end numbers, as reported in the consolidated financial statements of the Company prepared in conformity with United States generally accepted accounting principles as codified in the FASB Accounting Standards Codification (“GAAP ”), as applied to SEC registrants (or any other governing accounting standards as may from time to time in the future be applicable for SEC registrants), reported in a public filing with the SEC prior to the determination of the percentage of the Performance Equity Awards earned for the Performance Period.

The foregoing descriptions of each of the Performance Equity Awards and the Award Agreements related to the awards is qualified by reference to the terms of the Award Agreements, the form of which is filed as an exhibit to this Current Report on Form 8-K, and the 2009 Incentive Plan, a copy of which has previously been filed as an exhibit to the Company’s periodic filings with the SEC.

Performance Goals Applicable to 2010 Year-End Stock Awards of Named Executive Officers

As previously reported in a Form 8-K filed by us on February 8, 2011 (the “Prior 8-K”), we granted to each Named Executive Officer on February 4, 2011 a restricted stock award (the “2010 Year-End Stock Awards”) as part of their 2010 year-end bonus, each of which is scheduled to vest as follows: the first one-third installment of the shares has a vesting date of February 23, 2012, the second one-third installment has a vesting date of February 23, 2013, and the final one-third installment has a vesting date of February 23, 2014. The award agreements in connection with such awards (the “RSA Agreements”) provide that for the shares represented by such awards to vest on their scheduled vesting date, the Compensation Committee must first determine that the performance conditions associated with such vesting event have been satisfied. The form of RSA Agreement was filed as an exhibit to the Prior 8-K.

As noted in the Prior 8-K, at the time the 2010 Year-End Stock Awards were granted, the Compensation Committee had not yet established such performance conditions, and was required to do so within the first 90 days of 2011 to prevent the awards from being automatically cancelled and forfeited by each Named Executive Officer. Each RSA Agreement provides that, to the extent any performance-based conditions so established by the Compensation Committee impact the terms and conditions of the agreement, such agreement will be automatically amended in order to incorporate such performance conditions into the agreement without any further action by the parties thereto. Any such amendment will be effective as of the original date of the RSA Agreement.

On March 21, 2011, the Compensation Committee approved certain resolutions establishing performance conditions associated with the 2010 Year-End Stock Awards. In accordance with such resolutions, in order for shares to vest on their scheduled vesting date, the “Adjusted Pre Tax Net Income” (as discussed below) for the most recently completed calendar year prior to such vesting date must be positive. If Adjusted Pre Tax Net Income for such year is not positive, the Named Executive Officer’s right to receive such shares is postponed, and on such vesting date he will not receive the shares that were scheduled to vest. With respect to any award where vesting has been postponed, such shares will vest following the conclusion of 2013, if the aggregate Adjusted Pre Tax Net Income for calendar years 2011, 2012 and 2013 is positive. If the aggregate Adjusted Pre Tax Net Income for such three-year period is negative, the executive will permanently forfeit any and all shares that he did not previously receive on their original scheduled vesting date.

These performance-based conditions were designed to comply with Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.

“Adjusted Pre Tax Net Income” for any performance period is defined as the pre tax consolidated income of the Company for such period determined in conformity with GAAP, adjusted to eliminate any quantifiable Non-GAAP (or other applicable governing accounting standard) adjustment to net income for the relevant performance period or cycle reported in a public filing with the SEC prior to the determination of the achievement of the performance criteria for such performance cycle.

Determination of 2011 Cash Bonus and Related Performance Goals for Named Executive Officers

On March 21, 2011, the Compensation Committee adopted resolutions providing that the 2011 year-end cash bonus (the “2011 Cash Bonus”) for each of the Named Executive Officers would be performance-based compensation. The resolutions provided that receipt of a 2011 Cash Bonus by each of the Named Executive Officers would be subject to the requirement that, for fiscal 2011, the Company’s “Adjusted Pre Tax Net Income” (applying the definition set forth above) must be positive. This performance-based condition was designed to comply with Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.

In the event our 2011 Adjusted Pre Tax Net Income is positive, each Named Executive Officer would be entitled to a 2011 Cash Bonus in an amount equal to a designated percentage of our fiscal 2011 consolidated revenues as reported in a public filing with the SEC. The aggregate percentage of fiscal 2011 consolidated revenues required to be paid to all Named Executive Officers as 2011 Cash Bonuses is 2.90%.  The Compensation Committee may exercise discretion to reduce the designated 2011 Cash Bonus of a Named Executive Officer in order to ensure that the “Operating Compensation and Benefits Ratio” (as defined below) of the Company for 2011 does not exceed 60%.

“Operating Compensation and Benefits Ratio” for any annual performance period means “Operating Compensation and Benefits Expense” expressed as a percentage of consolidated revenues for that period.

“Operating Compensation and Benefits Expense” for any annual performance period means the GAAP compensation and benefits expense for such period, adjusted for any other quantifiable Non-GAAP (or other applicable governing accounting standard) adjustment to GAAP compensation and benefits expense for the annual performance period reported in a public filing with the SEC prior to the determination of the achievement of the performance criteria for such performance period or cycle.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description
10.1	Form of Performance Equity Award Agreement, dated March 21, 2011, by and between KBW, Inc. and each Recipient.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 24, 2011

KBW, INC.

By: /s/ Mitchell B. Kleinman
Name: Mitchell B. Kleinman
Title: General Counsel